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                                                  EXHIBIT 10.20, and
                                                  EXHIBIT 10.23




                          MEMORANDUM OF UNDERSTANDING



     This Memorandum of Understanding ("Memorandum") is entered into this 29th day of July, 1996, by and between Hutch Sports USA, Inc., MacMark Corporation and Equilink Licensing Corporation. The purpose of this Memorandum is to express the parties' understanding and intentions relating to the assignment (the "Assignments") to Hutch Sports USA of the licensee's rights and obligations under (1) that certain License Agreement by and between MacMark Corporation and MacGregor Sports Products, Inc., dated May 9, 1991, as amended from time to time (the "MacMark License"); and (2) that certain License Agreement by and between Equilink Licensing Corporation and MacGregor Sports Products, Inc., dated May 9, 1991, as amended from time to time (the "Equilink License") (the MacMark License and Equilink License being collectively referred to herein as the "Licenses"), and with respect to certain modifications the parties agree shall be made by amendments to the Licenses promptly upon completion of the assignment of the Licenses to Hutch. Capitalized terms used herein shall have the meanings attributed to them in the License Agreements.


     The parties hereto agree as follows:

     1. In the categories of Licensed Products in which Equilink Licensing Corporation has the license rights under the MacMark License, as a condition to its consenting to the Assignments, Equilink Licensing Corporation and its successors, assigns, trustees and receivers (collectively, "Equilink") will receive a Proxy (as defined below) from the MacMark director(s) to be appointed by Hutch Sports US, Inc. and its successors, assigns, trustees and receivers (collectively, "Hutch") and from Hutch as MacMark stockholder granting Equilink the right to vote with respect to each matter relating to categories granted to Equilink, under the License Agreements, including without limitation, the grant of new licenses, extensions of licenses, assignments of licenses, sublicenses, and renewals and cancellations of licenses. As used in this agreement, a Proxy shall be a perpetual, irrevocable proxy complying with Delaware law, and Hutch Sports USA, Inc. hereby agrees that it will require each MacMark director it appoints and each of its assignees, successors, trustees and receivers and their director designees, to be bound by such proxy, and Hutch (including such other persons) shall take any and all actions required to renew such proxy in accordance with Delaware law.

     2. Equilink agrees that it will not unreasonably withhold its consent to any assignment (through merger or otherwise) of the MacMark License by Hutch or sublicense of any rights granted to Hutch under the MacMark License.

     3. MacMark and Equilink are willing to, and hereby do, grant a waiver of currently existing defaults under the Licenses, and a waiver of compliance with respect to the Licensee's financial covenants thereunder for a period of one year commencing on August 1, 1996. The parties agree to negotiate in good faith an amendment to the MacMark License establishing reasonable Quick Ratio tests and Minimum Sales Volume requirements; it being contemplated that the minimum sales volume will increase and, upon such event, the required quick ratio will be decreased. It is expressly acknowledged by Hutch that any MacMark or Equilink waivers of or failures to call previous defaults does not constitute a waiver of their right to call future defaults under the License.

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     4.   The parties also agree to implement by amendment to the Licenses a dispute resolution mechanism for terminating the Licenses in the event of a default. An example of such dispute resolution provision is attached hereto as Exhibit A. As a condition to Equilink's consent to the Assignments, Hutch will also provide a Proxy from each Hutch director and as MacMark stockholder providing that upon the expiration of applicable cure periods with respect to objectively determined defaults (such as failure to supply requisite financial statements, failure to make minimum sales volume, and disclosure F.O. non-compliance with financial covenants in audited financials), and, in the case of disputed defaults, upon the determination under the dispute resolution mechanism that a default has occurred granting Equilink the right to vote as to (a) termination F.O. the Licenses and (b) grant of new licenses to unrelated third parties. Hutch would retain its equity interest in the MacMark shares, and as such would be entitled to its share of any royalties received from any such new license.

     5. If Hutch is sued for its role if the transaction whereby Hutch acquired the Licenses is attacked as a fraudulent conveyance, and MacMark or Equilink are named as defendants or called as witnesses in any such suit, in addition to the indemnity provided to Equilink from MacGregor Sports Products and Equitex, at Equilink's option, Hutch will assume their defense as part of Hutch's defense thereof with counsel reasonably acceptable to MacMark and Equilink.

     6. If Hutch seeks large numbers of foreign registrations of the Trademarks in categories in which MacMark has not previously applied for registrations in those territories, Hutch will bear the expense of obtaining, maintaining and defending such registrations, provided, however, Hutch will have no rights to apply for such registrations in its own name and such registrations will be applied for by MacMark, and all rights in such registrations will inure to MacMark.

     7. If the Licensors seek outside counsel in preparing or reviewing this Memorandum or the Amendment it contemplates, they will be reimbursed for their legal fees up to $2,500.00

     8. The obligations of Hutch to provide Proxies will survive the termination of the MacMark License with respect to Hutch.

     9. The parties agree that definitive documents contemplated herein must be entered into reflecting the intent of this Memorandum on or before August 30, 1996 (unless the parties agree to extend), and that they will negotiate in good faith to enter into such documents, provided, however, that Equilink's and MacMarks' consent will automatically rescind if such final agreements and other documents are not so entered into.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Understanding as of the date set forth above.

HUTCH SPORTS USA, INC.                       MACMARK CORPORATION

By:  DAVID SHAPER                            By:  DAVID MAUER
     -----------------------------------          ---------------------
Its: VICE PRESIDENT AND GENERAL COUNSEL      Its: CHAIRMAN
     -----------------------------------          ---------------------

EQUILINK LICENSING CORPORATION

By:  DAVID MAUER
     -----------------------------------
Its: CHAIRMAN
     -----------------------------------